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                                  EXHIBIT 21.1

                 SUBSIDIARIES OF UNITED DEFENSE INDUSTRIES, INC.

UDLP HOLDINGS CORP., a Delaware corporation
UNITED DEFENSE, L.P., a Delaware limited partnership